Exhibit 8.1

[Baker & McKenzie Letterhead Appears Here]

December 10, 2004

MHI Hospitality Corporation

814 Capitol Landing Road

Williamsburg, Virginia 23185

RE: Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to MHI Hospitality Corporation, a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement (the “Registration Statement”) on Form S-11 filed with the Securities and Exchange Commission (“SEC”) on September 9, 2004 (File No. 333-118873), as amended through the date hereof, with respect to the offer and sale (the “Offering”) of 6,000,000 shares of common stock, par value $0.01, of the Company (the “Shares”). You have requested our opinion regarding certain U.S. federal income tax matters.

The Company, directly or through MHI Hospitality, L.P., a Delaware limited partnership (the “Operating Partnership”), has contracted to acquire six (6) hotels and associated personal property (collectively, the “Hotels”). Following the Offering, the Operating Partnership or one of its subsidiary partnerships or limited liability companies (the “Subsidiary Partnerships”) will lease each Hotel to a single member limited liability company (the “TRS Lessee”) owned by MHI TRS Holding Corporation, a Maryland corporation (“TRS Holding”), pursuant to substantially similar operating lease agreements (the “Leases”). TRS Holding is a wholly owned subsidiary of the Operating Partnership that will elect to be treated as a “taxable REIT subsidiary” within the meaning of Section 856(l).1 The TRS Lessee will enter into substantially similar management agreements (the “Management Agreements”) with respect to each of the Hotels with MHI Hotel Services LLC (“Management Company”).

In addition, the Company, directly or through the Operating Partnership, has contracted to acquire leasehold interests in certain resort properties, and associated personal property (collectively, the “Resort Interests”). Following the Offering, the Operating Partnership or one of its Subsidiary Partnerships will sub-lease the Resort Interests to MHI Hotels Two, Inc. and MHI Hotels LLC (the “Sub-Lessees”), pursuant to substantially similar operating lease agreements (the “Sub-Leases”). Both MHI Hotels Two, Inc. and MHI Hotels LLC are affiliates of MHI Hotels Services LLC. Each of MHI Hotels Two and MHI Hotels LLC are owned 26.3% by Andrew, Kim and Christopher Sims (with a total ownership of 79%), and 9.0% owned by William Zaiser. The remaining 12% of both companies is held by Steven

1 Unless otherwise indicated, section references are to the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Smith. The Sub-Lessees will enter into management agreements (the “Management Agreements”) with respect to the Resort Interests with the Management Company.

In giving this opinion letter, we have examined the following (collectively, the “Reviewed Documents”):

1.	Registration Statement, and the prospectus (the “Prospectus”) filed as a part of the Registration Statement;

2.	Form of Underwriting Agreement by and among MHI Hospitality Corporation, MHI Hospitality, L.P., BB&T Capital Markets and Underwriters;

3.	Articles of Amendment and Restatement of MHI Hospitality Corporation (the “Articles”);

4.	Bylaws of MHI Hospitality Corporation (the “Bylaws”);

5.	Form of Amended and Restated Agreement of Limited Partnership of MHI Hospitality, L.P.;

6.	Form of Opinion of Venable LLP, with respect to the legality of the shares being registered;

7.	MHI Hospitality Corporation 2004 Omnibus Stock Incentive Plan;

8.	Form of Executive Employment Agreement between MHI Hospitality Corporation and Andrew M. Sims;

9.	Form of Executive Employment Agreement between MHI Hospitality Corporation and William J. Zaiser;

10.	Form of Strategic Alliance Agreement dated by and between MHI Hospitality Corporation, MHI Hospitality, L.P. and MHI Hotel Services LLC;

11.	Form of Master Management Agreement with MHI Hotels Services LLC;

12.	Contribution Agreement dated August 23, 2004 by and between the owners of Capitol Hotel Associates L.P., L.L.P. and MHI Hospitality, L.P.;

13.	Contribution Agreement dated August 23, 2004 by and between Savannah Hotel Associates LLC and MHI Hospitality, L.P.;

14.	Contribution Agreement dated August 23, 2004 by and between KDCA Partnership, MAVAS LLC and MHI Hospitality, L.P.;

15.	Contribution Agreement dated September 8, 2004 by and between Elpizo Limited Partnership, Phileo Land Corporation and MHI Hospitality, L.P.;

16.	Asset Purchase Agreement dated August 19, 2004 by and between Accord LLC, West Laurel Corporation and MHI Hotel Services LLC;

17.	Form of Lease with the TRS Lessee;

18.	Lease Agreement dated December 31, 1993 by and between and MHI Recovery Management Inc. (predecessor in interest to MHI Hotels LLC) and the Shell Island Homeowner’s Associations, Inc.;

19.	Service Agreement dated January 1, 1994 by and between MHI Recovery Management Inc. (predecessor in interest to MHI Hotels LLC) and the Shell Island Homeowner’s Associations, Inc.;

20.	Assignment of Rental Agreement dated April 18, 2000 by and between MHI Hotels, LLC and MHI Hotels Two, Inc.;

21.	Addendum to Facilities and Service Agreement dated December 25, 2001 by and between and MHI Recovery Management Inc. (predecessor in interest to MHI Hotels LLC) and the Shell Island Homeowner’s Associations, Inc.;

22.	Lease Addendum dated July 31, 2004 by and between MHI Hotels LLC and the Shell Island Homeowner’s Associations, Inc.;

23.	Form of Agreement to Assign and Sublease Common Space Lease by and between MHI Hospitality L.P. and MHI Hotels, LLC;

24.	Form of Assignment and Assumption of Lease by and between MHI Hospitality L.P. and MHI Hotels, LLC;

25.	Form of Sublease Agreement by and between MHI Hospitality L.P. and MHI Hotels, LLC;

26.	Form of Consent of Shell Island Homeowner’s Association, Inc. to Assignment and Assumption of Lease to MHI Hospitality L.P. from MHI Hotels, LLC;

27.	Lease Agreement dated May 12, 2003 by and between and MHI Hotels Two, Inc. and the Shell Island Homeowner’s Associations, Inc.;

28.	Lease Addendum dated July 31, 2004 by and between MHI Hotels Two, Inc. and the Shell Island Homeowner’s Associations, Inc.;

29.	Form of Agreement to Assign and Sublease Commercial Space Lease by and between MHI Hospitality L.P. and MHI Hotels Two, Inc.;

30.	Form of Assignment and Assumption of Lease by and between MHI Hospitality L.P. and MHI Hotels Two, Inc.;

31.	Form of Sublease Agreement by and between MHI Hospitality L.P. and MHI Hotels Two, Inc.;

32.	Form of Consent of Shell Island Homeowner’s Association, Inc. to Assignment and Assumption of Lease to MHI Hospitality L.P. from MHI Hotels Two, Inc.;

33.	List of Subsidiaries of MHI Hospitality Corporation;

34.	Form of Tax Indemnity and Debt Maintenance Agreement by and between MHI Hospitality Corporation, MHI Hospitality LP, and Contributors;

35.	Form of Management Restructuring Agreement by and between MHI Hospitality TRS, LLC, MHI Hotel Services LLC and MHI Hospitality, L.P.;

36.	Form of Contribution Agreement by and between MHI Hotel Services LLC, MHI Hotels, LLC and MHI Hotels Two, Inc.;

37.	Form of Loan Modification Agreement by and among Savannah Hotel Associates LLC, MHI Hospitality TRS, LLC, and MONY Life Insurance Company;

38.	Form of Agreement concerning Lease Agreement by and between MHI Hospitality TRS, LLC, and MONY Life Insurance Company;

39.	Form of Agreement concerning Hotel Management Agreement by and between MHI Hotel Services LLC, and MONY Life Insurance Company; and

40.	Form of Guaranty Agreement by Contributors to and for the benefit of MONY Life Insurance Company.

In connection with the opinion rendered below, we have assumed, with your consent, that:

1.	each of the Reviewed Documents (other than the Articles, the Bylaws, the Operating Partnership Agreement, the Leases, and the Management Agreements) has genuine signatures, has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.	the Articles, the Bylaws, the Operating Partnership Agreement, the Leases, and the Management Agreements will be executed in a form substantially similar to the forms filed as an exhibit to the Registration Statement;

3.	during its taxable year ending December 31, 2004 and future taxable years, the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), will be true for such years;

4.	the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the Subsidiary Partnership Agreements after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) for any taxable year;

5.	the Operating Partnership and each Subsidiary Partnership will be operated in accordance with the terms of the Operating Partnership Agreement and Subsidiary Partnership Agreements, as applicable, and in accordance with the applicable law of the state of formation;

6.	the Company will file an election under Section 856 to be treated as a REIT for all of its taxable years;

7.	the Company and TRS Holding will file an election on IRS Form 8875 to treat TRS Holding as a “taxable REIT subsidiary” of the Company within two (2) months and fifteen (15) days of TRS Holding’s formation; and

8.	all of the obligations imposed by or described in the Reviewed Documents have been and will continue to be performed or satisfied in accordance with their terms.

In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer’s Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to the Company’s representatives and are satisfied that the Company’s representatives understand such terms and are capable of making such factual representations.

Based on the Reviewed Documents, the assumptions set forth above, the factual representations set forth in the Officer’s Certificate, and the factual matters discussed in the Prospectus under the caption “Material Federal Income Tax Considerations” (which is incorporated herein by reference), we are of the opinion that:

(a)	the Company’s organization, actual operations through the date hereof, and proposed method of operation will enable it to qualify as a REIT pursuant to Sections 856 through 860 of the Code for its taxable year ending December 31, 2004, and in the future; and

(b)	the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Material Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter.

This opinion is being furnished to you for submission to the SEC as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Baker & McKenzie LLP under the captions “Material Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

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